Exhibit 3.1

CAPITAL ONE MASTER TRUST

FIRST AMENDMENT TO THE AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF CAPITAL ONE FUNDING, LLC

This FIRST AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 1, 2008 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement, dated as of July 31, 2002 (the “Agreement”), is entered into by CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, a national banking association (the “Bank”), and Evelyn Echevarria, as Independent Director of Capital One Funding, LLC (the “Independent Director”).

WHEREAS, effective March 1, 2008, Capital One Bank, a Virginia banking corporation (“Capital One Bank”), has been converted into and has become the Bank;

WHEREAS, by operation of law on March 1, 2008, all of the assets and rights of Capital One Bank have become vested in the Bank, and the Bank has assumed all of the liabilities and obligations of Capital One Bank;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) by deleting all references therein to “Capital One Bank” and replacing such references with “Capital One Bank (USA), National Association”;

(b) by deleting in Section 7(a)(i) the phrase “a Virginia banking corporation” and replacing it with “a national banking association”; and

(c) by deleting in Schedule A under the definition “Bank” the phrase “a Virginia banking corporation” and replacing it with “a national banking association”.

ARTICLE II

ASSIGNMENT AND ASSUMPTION

Section 2.01. Assignment and Assumption of the Agreement. The Bank hereby confirms that it is bound by the Agreement, that it has assumed the performance of every liability and obligation of Capital One Bank under the Agreement and that all of Capital One Bank’s right, title and interest in, to and under the Agreement has been vested in the Bank by operation of law. For the avoidance of doubt, the Bank hereby expressly assumes the performance of every covenant and obligation of the Servicer under the Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Effectiveness. The amendments and assignments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) counterparts of this Amendment, duly executed by the parties hereto pursuant to Section 31 of the Agreement;

(b) satisfaction of the Rating Agency Condition; and

(c) Capital One Bank has been converted into and has become the Bank.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments and assignments provided for herein.

Section 4.02. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and assignment thereof. The parties to the Agreement agree to be bound by the terms of the obligations of the Agreement, as amended and assigned by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 4.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 4.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

MEMBER:

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Vice President, Treasury

INDEPENDENT DIRECTOR:

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria

[Signature Page to First Amendment to Limited Liability Company Agreement]